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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT





To the Board of Directors and Stockholders of Eprise Corporation
Framingham, Massachusetts


We consent to the use in this Registration Statement of Eprise Corporation on Form S-1 of our report dated March 15, 1999 (March 26, 1999 as to Note 3), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Experts" and "Change in Accountants" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 14, 2000